Exhibit 99.CODE ETH

                                                                Exhibit (a)(1)


                                 NOMURA FUNDS
                  CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND
                           SENIOR FINANCIAL OFFICERS
                                August 6, 2003

I.    Covered Officers and Purposes of the Code

      This Nomura Funds Code of Ethics for Principal Executive and Senior Financial Officers (the "Code") for the investment companies listed in Exhibit A (collectively, "Funds" and each, "Company") applies to the Company's Principal Executive Officer and Senior Financial Officers (the "Covered Officers"), each of whom is set forth in Exhibit B, for the purpose of promoting:

      o Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

      o Full, fair, accurate, timely and understandable disclosure in reports and documents that a registrant files with, or submits to, the Securities and Exchange Commission ("SEC") and in other public communications made by the Company;

      o Compliance with applicable laws and governmental rules and regulations;

      o The prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and

      o     Accountability for adherence to the Code.

      Covered Officers should adhere to a high standard of business ethics and should avoid placing themselves in a "compromising position" where their interests may be, or appear to be, in conflict with those of the Company and its shareholders.

II. Covered Officers Should Handle Ethically Actual and Apparent Conflicts of Interest

      A Covered Officer must not engage in any activity that could result in an actual, potential or perceived conflict of interest. Such a "conflict of interest" arises if a Covered Officer represents the Company in any activity or transaction and the personal interests of the Covered Officer might affect his or her ability to represent the Funds' interests fairly and impartially. A Covered Officer must not knowingly and voluntarily permit himself or herself to be placed in a position where his or her interests may become adverse to the Funds.

      Certain conflicts of interest arise out of the relationships between Covered Officers and the Company and already are subject to conflict of interest provisions in the Investment Company Act of 1940 ("Investment Company Act") and the Investment Advisers Act of 1940 ("Advisers Act"). For example, Covered Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with the Company because of their status as "affiliated persons" of the Company. The compliance programs of the Funds and their investment manager, Nomura Asset Management U.S.A. Inc. ("NAM-USA"), are designed to prevent, or identify and correct, violations of these provisions. This Code is not intended to, repeat or replace these programs and procedures, and such conflicts that fall outside of the parameters of this Code.

      Although typically not presenting an opportunity for improper personal benefit, conflicts arise from, or as a result of, the contractual relationship between the Company and NAM-USA, of which Covered Officers are also officers or employees. As a result, the Code recognizes that Covered Officers will, in the normal course of their duties (whether formally for the Company or for NAM-USA, or for both), be involved in establishing policies and implementing decisions that will have different effects on NAM-USA and the Company. The participation of Covered Officers in such activities is inherent in the contractual relationship between the Company and NAM-USA and is consistent with the performance by Covered Officers of their duties as officers of the Company. Thus, if performed in conformity with the provisions of the Investment Company Act and the Advisers Act, such activities will be deemed to have been handled ethically. In addition, it is recognized by the Funds' Boards of Directors (collectively, the "Board") that Covered Officers may also be officers or employees of one or more other investment companies covered by this or other codes.

      Other conflicts of interest are covered by the Code, even if such conflicts of interest are not subject to provisions in the Investment Company Act and the Advisers Act. The following list provides examples of conflicts of interest under the Code, but Covered Officers should keep in mind that these examples are not exhaustive. The overarching principle is that the personal interest of a Covered Officer should not be placed improperly before the interest of the Company.

      Each Covered Officer must:

      o Not use his or her personal influence or personal relationship improperly to influence investment decisions or financial reporting by the Company whereby the Covered Officer would benefit personally to the detriment of the Company;

      o Not cause the Company to take action, or fail to take action, for the individual personal benefit of the Covered Officer rather than the benefit of the Company;

      o Not use material non-public knowledge of portfolio transactions made or contemplated for the Company to trade personally or cause others to trade personally in contemplation of the market effect of such transactions;

      o Never accept compensation in any form from any person or entity for directing Company business to such person or entity or for accepting business on behalf of the Company. All placements of Company business and acceptances of business by the Company must be awarded purely upon business considerations.

      These are some conflict of interest situations that should always be approved by the NAM-USA Compliance Department:

      o Service as a director, trustee, officer, owner or partner of, or as a consultant or independent contractor to, any publicly or privately owned business organization, regardless of whether compensation of any form is received;

      o It must be remembered that business relationships cannot always be separated from personal relationships and that the integrity of a business relationship is always susceptible to criticism in hindsight where gifts are received;

      o The receipt of any gifts or entertainment from any company with which the Company has current or prospective business dealings unless such gifts or entertainment are


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


            business-related, reasonable in cost, appropriate as to time and place, and not so frequent as to raise any question of impropriety;

      o The giving of gifts or entertainment to a Company shareholder, service provider, supplier or other Company business contact. Covered Officers must use careful judgment to ascertain that the matter is handled in good taste without excessive expense;

      o A direct or indirect financial interest in commissions, transaction charges or spreads paid by the Company for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Covered Officer's employment, such as compensation or equity ownership.

III.  Disclosure and Compliance

      o Each Covered Officer should familiarize himself with the disclosure requirements generally applicable to the Company;

      o Each Covered Officer should not knowingly misrepresent, or cause others to misrepresent, facts about the Company to others, whether within or outside the Company, including to the Company's directors and auditors, and to governmental regulators and self-regulatory organizations;

      o Each Covered Officer should, to the extent appropriate within his area of responsibility, consult with other officers and employees of the Funds and NAM-USA with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the Funds file with, or submit to, the SEC and in other public communications made by the Funds; and

      o It is the responsibility of each Covered Officer to promote compliance with the standards and restrictions imposed by applicable laws, rules and regulations.

IV.   Reporting and Accountability

      Each Covered Officer must:

      o Upon adoption of the Code (or thereafter as applicable, upon becoming a Covered Officer) affirm in writing that he or she has received, read and understands the Code. The form for this purpose is attached to the Code as Exhibit 3;

      o Annually thereafter affirm that he or she has complied with the requirements of the Code. The document for this purpose is attached to the Code as Exhibit 4;

      o Not retaliate against any other Covered Officer or any employee of the Funds or their affiliated persons for reports of potential violations that are made in good faith; and

      o Notify the NAM-USA Compliance Department promptly, on a confidential basis, if he or she knows of any violations of this Code. Failure to do so is itself a violation of this Code.

      The Compliance Officer of NAM-USA is responsible for applying and interpreting this Code to specific situations in which questions are presented. However, the Board will consider any approvals or waivers sought by Covered Officers.


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


      The Funds will follow these procedures when investigating and enforcing this Code:

      o The Compliance Officer of NAM-USA will take all appropriate actions to investigate any potential violations reported to him or her;

      o If, after such investigation, the Compliance Officer believes that no violation occurred, the Compliance Officer is not required to take any further action;

      o Any matter that the Compliance Officer believes is a violation will be reported to the Board;

      o If the Board concurs that a violation has occurred, it will consider appropriate action, which may include review of, and appropriate modifications to, applicable policies and procedures; notification to appropriate personnel of NAM-USA or its board; or a recommendation to dismiss the Covered Officer;

      o The Board will be responsible for granting waivers, as appropriate; and

      o Any changes to or waivers of this Code will, to the extent required, be disclosed as provided by SEC rules.

V.    Other Policies and Procedures

      This Code shall be the sole code of ethics adopted by the Funds for purposes of Section 406 of the Sarbanes-Oxley Act and the rules and forms applicable to registered investment companies thereunder. Insofar as other policies or procedures of the Funds, NAM-USA or other service providers govern or purport to govern the behavior or activities of the Covered Officers who are subject to this Code, they are superseded by this Code to the extent that they overlap or conflict with the provisions of this Code. The Funds' and NAM-USA's code of ethics under Rule 17j-1 under the Investment Company Act and NAM-USA's more detailed policies and procedures set forth in its Compliance Manual are separate requirements applying to the Covered Officers and others, and are not part of this Code.

VI.   Amendments

      Any amendments to this Code, other than amendments to Exhibits 1 and 2, must be approved by a majority vote of the Board, including a majority vote of the independent directors.

VII.  Confidentiality

      All reports and records prepared or maintained pursuant to this Code will be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or this Code or otherwise directed by the Board upon due consideration, such matters shall not be disclosed to anyone other than to the Board, to the appropriate Company or NAM-USA personnel, or to legal counsel to the Company or NAM-USA.

VIII. Internal Use

      The Code is intended solely for the internal use by the Funds and does not constitute an admission, by or on behalf of any Company, as to any fact, circumstance, or legal conclusion.

Date: August 6, 2003


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


                                 NOMURA FUNDS
                  CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND
                           SENIOR FINANCIAL OFFICERS

Exhibit 1 - List of Nomura Funds
--------------------------------

Japan Smaller Capitalization Fund, Inc.
Korea Equity Fund, Inc.


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


                                 NOMURA FUNDS
                  CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND
                           SENIOR FINANCIAL OFFICERS

Exhibit 2 - List of Covered Officers
------------------------------------

Hiroshi Terasaki
Rita Chopra-Brathwaite


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


                                 NOMURA FUNDS
                  CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND
                           SENIOR FINANCIAL OFFICERS

Exhibit 3 - Certification of Receipt
------------------------------------

I hereby acknowledge that I have received and read the Nomura Funds Code of Ethics for Principal Executive and Senior Financial Officers. I understand and agree that, as a Covered Officer, I am subject to and will abide by its provisions and all amendments thereto. I further undertake to obey the rules of any regulatory body with which the Nomura Funds may be required to comply and any addition, amendment or replacement that is set out in any written notice which is subsequently given to me. I understand that failure to follow such policies and procedures can result in disciplinary action by the Board of Directors of the Nomura Funds, as well as possible civil and criminal penalties.






______________________________________                       _______________
Signature                                                    Date




______________________________________
Print Name


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


                                 NOMURA FUNDS
                  CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND
                           SENIOR FINANCIAL OFFICERS

Exhibit 4 - Annual Compliance Questionnaire and Certification
-------------------------------------------------------------

2003 CODE OF ETHICS

Please complete the Code of Ethics questionnaire in full, including the information below. Please type or print very clearly.

       Last or family name:            _________________________________________

       First or given name:            _________________________________________

       Middle name or initial:         _________________________________________

       Previous last or family name:   _________________________________________


                                              (For persons who have married and
                                              changed their names in the past
                                              year)

       Legal name of funds in which you       __________________________________
       serve as a Covered Officer:

All Covered Officers are required to complete this questionnaire once a year to confirm their compliance with the Code of Ethics for the Principal Executive and Senior Financial Officers of the Nomura Funds (the "Code of Ethics").

The Code of Ethics should be read prior to answering these questions.

Should you have any questions after reading the Code of Ethics, please consult with the Compliance Department of Nomura Asset Management U.S.A. Inc. ("NAM-USA").


-------- ------------------------------------------------------------------------------------------------ ------------
                                                                                                           Yes, No,
                                                                                                            or N/A
-------- ------------------------------------------------------------------------------------------------ ------------
1.       Have you used your personal influence or personal relationships improperly to influence investment decisions or financial reporting by the Nomura Funds whereby you would benefit personally to the detriment of the Nomura Funds?
-------- ------------------------------------------------------------------------------------------------ ------------
2.       Have you caused the Nomura Funds to take action, or fail to take action, for your personal benefit rather than the benefit of the Nomura Funds?
-------- ------------------------------------------------------------------------------------------------ ------------
3.       Have you used material non-public knowledge of portfolio transactions made or contemplated for the Nomura Funds to trade personally or cause others to trade personally in contemplation of the market effect of such transactions?
-------- ------------------------------------------------------------------------------------------------ ------------


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


-------- ------------------------------------------------------------------------------------------------ ------------
                                                                                                           Yes, No,
                                                                                                            or N/A
-------- ------------------------------------------------------------------------------------------------ ------------
4.       Have you accepted compensation in any form from any person for directing
         Nomura Fund business to such person or for accepting business on behalf of the
         Nomura Funds?
-------- ------------------------------------------------------------------------------------------------ ------------
5.       Do you serve as a director, trustee, officer, owner or partner of, as a consultant or independent contractor to, any publicly or privately owned business organization, regardless of whether compensation of any form is received?
-------- ------------------------------------------------------------------------------------------------ ------------
         If yes, please attach a list of such positions unless previously approved by the
         NAM-USA Compliance Department pursuant to the Code of Ethics.
-------- ------------------------------------------------------------------------------------------------ ------------
6.       Have you accepted gifts or entertainment from any company with which the
         Nomura Funds has current or prospective business dealings unless such gifts or entertainment are business-related, reasonable in cost, appropriate as to time and place, and not so frequent as to raise any question of impropriety?
-------- ------------------------------------------------------------------------------------------------ ------------
         If yes, please attach a list of such gifts or entertainment unless previously approved by the NAM-USA Compliance Department pursuant to the Code of
         Ethics.
-------- ------------------------------------------------------------------------------------------------ ------------
7.       Have you given gifts or entertainment to a Company shareholder, service provides, supplier, or other Company business contact?
-------- ------------------------------------------------------------------------------------------------ ------------
         If yes, please attach a list of such gifts or entertainment unless previously approved by the NAM-USA Compliance Department pursuant to the Code of
         Ethics.
-------- ------------------------------------------------------------------------------------------------ ------------
8.       Do you have a direct or indirect financial interest in commissions, transaction charges or spreads paid by the Company for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from your employment, such as compensation or equity ownership? If yes, please describe.
-------- ------------------------------------------------------------------------------------------------ ------------
9.       Are you aware of any cases in which service providers or suppliers have exploited their relationships with the Nomura Funds?
-------- ------------------------------------------------------------------------------------------------ ------------
10.      Are you aware, in connection with any business transactions for the Nomura
         Funds, of any conduct, improper, unethical, illegal or otherwise, on the part of any person which may be detrimental to the Nomura Funds?
-------- ------------------------------------------------------------------------------------------------ ------------
         If yes, attach the details.
-------- ------------------------------------------------------------------------------------------------ ------------

If you feel that any of your responses to the above questions require comment, please attach an explanation.

I confirm that I have read and understand the Code of Ethics and that I have answered all of the above questions pertaining to the Code of Ethics to the best of my ability and confirm that my answers are true.


______________________________________                             _____________
Signature                                                          Date

______________________________________
Print Name